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                                                                    Exhibit 3.40

                            ARTICLES OF ORGANIZATION
                                       OF
                         MISSION ROYALE GOLF COURSE, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY

         The undersigned has executed this document for the purpose of forming a limited liability company under the laws of the State of Arizona and adopts the following Articles of Organization.

         1.       NAME. The name of the Company is: Mission Royale Golf Course,
LLC.

         2. PURPOSE AND POWERS. The Company is organized for the transaction of any and all lawful business for which a limited liability company may be formed under the laws of the State of Arizona including, but not limited to, the ownership and operation of a golf course known as Mission Royale Golf Course.

         3. REGISTERED OFFICE. The Company's registered office is: 8501 East Princess Drive, #200, Scottsdale, Arizona 85255.

         4. STATUTORY AGENT. The name and address of the agent for service of process is: C. Timothy White, Esq., Greenberg Traurig, LLP, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016. The agent, by signing the attached document, accepts the appointment as agent.

         5. MEMBER. As of the date of these Articles of Organization there is one member of the Company who owns twenty percent (20%) or greater interest in the Company. That member's name and mailing address is: Hancock-MTH Builders, Inc., 8501 E. Princess Drive, #200, Scottsdale, Arizona 85255.

         6.       MANAGEMENT. Management of the Company is vested in a manager.

         7.       MANAGER. The name and mailing address of the sole manager is:
Hancock-MTH Builders, Inc., 8501 East Princess Drive, #200, Scottsdale, Arizona 85255.

         8. LIMITED LIABILITY OF MEMBERS. No Member shall be liable for the action or inaction of the Company or any other Member solely on the basis of his being a Member of the Company.

         DATED this 18th day of July, 2003.

                                                    /s/ C. Timothy White
                                                    ____________________________
                                                    C. Timothy White